UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
December 23, 2003

RANGE RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-9592	34-1312571

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Main Street, Suite 800 Ft. Worth, Texas	76102

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 870-2601

(Former name or former address, if changed since last report): Not applicable

ITEM 2. Acquisition or Disposition of Assets.
ITEM 7. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-2.1 Purchase and Sale Agreement
EX-99.1 Press Release

ITEM 2. Acquisition or Disposition of Assets.

     On December 23, 2003, Range Resources Corporation (the “Company”) issued a press release announcing the purchase of certain West Texas oil and gas properties. A copy of the press release is being furnished as an exhibit to this report on Form 8-K.

     The acquisition was consummated in accordance with the terms of a Purchase and Sale Agreement dated December 13, 2003 between sellers and the Company. Attached hereto as Exhibit 2.1 is the Purchase and Sale Agreement. The acquisition will be funded with borrowings under the existing Company credit facility.

ITEM 7. Financial Statements and Exhibits.

     (c) Exhibits:

2.1	Purchase and Sale Agreement dated December 13, 2003, by and between Wagner & Brown, LTD, Canyon Energy Partners, LTD, and Intercon Gas, Inc., as sellers and Range Production I, L.P. as purchaser. Certain of the Schedules identified in the Table of Contents of the Purchase and Sale Agreement have been omitted. The Company agrees to furnish supplementally to the Commission on request a copy of any omitted schedule to the Purchase and Sale Agreement.

99.1	Press Release dated December 23, 2003

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RANGE RESOURCES CORPORATION

	By:	/s/ ROGER S. MANNY

Roger S. Manny Chief Financial Officer

Date: January 5, 2004

EXHIBIT INDEX

Exhibit Number	Description

2.1	Purchase and Sale Agreement, dated December 13, 2003, by and between Wagner & Brown, LTD, Canyon Energy Partners, LTD and Intercon Gas, Inc., as sellers and Range Production I, L.P., as purchaser. Certain of the Schedules identified in the Table of Contents of the Purchase and Sale Agreement have been omitted. The Company agrees to furnish supplementally to the Commission on request a copy of any omitted schedule to the Purchase and Sale Agreement.

99.1	Press Release dated December 23, 2003

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